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                                                                    EXHIBIT 21.1

                               RESOUND CORPORATION

                                  SUBSIDIARIES


RESOUND CORPORATION
220 Saginaw Drive
Seaport Centre
Redwood City, CA 94063
USA
Tel:  +650.780.7800
Fax: +650.367.0675

SONAR HEARING HEALTH CORPORATION
3140 Neil Armstrong Boulevard
Eagan, MN 55121
Tel:  800-921-2130

RESOUND PTY LTD.
Level 2, Suite 201
56 Berry Street
North Sydney NSW 2060
Australia
Tel: +61.2.9954.6071
Fax: +61.2.9959.5901

RESOUND ASIA LIMITED
Room 905, Beverly House
93-107 Lockhart Road
Wangchai, Hong Kong
Tel:  +852.2866.9762
Fax: +852.2529.1906

RESOUND-VIENNATONE HORTECHNOLOGIE GMBH
Frobelgasse 28
A-1160 Vienna, Austria
Tel: +43.1.491.20.0
Fax: +43.1.491.20.20


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                               RESOUND CORPORATION

                            SUBSIDIARIES (CONTINUED)


RESOUND-VIENNATONE SARL
La Defense Plus
41, Boulevard des Bouvets
F-92000 Nanterre, France
Tel: +33.1.46.98.98.98
Fax: +33.1.46.98.89.89

RESOUND-VIENNATONE HORTECHNOLOGIE AG & CO. OHG
Vahrenwalder Str. 219A
D-30165 Hannover, Germany
Tel: +49.511.63.47.17
Fax: +49.511.81.25.12

RESOUND DEUTSCHLAND GMBH
RESOUND GMBH HORTECHNOLOGIE
Dieckstrasse 57
D-48145 Munster, Germany
Tel: +49.251.928080
Fax: +49.251.9280844

RESOUND AUTAC GMBH
Industriestrasse 5
CH-5242 Birr-Lupfig
Switzerland
Tel: +41-56-4646868
Fax: +41-56-4646850

RESOUND IRELAND LTD.
Cork Business & Technology Park
Model Farm Road
Cork, Ireland
Tel: +353.21.344.411
Fax: +353.21.345.394


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                               RESOUND CORPORATION

                            SUBSIDIARIES (CONTINUED)


RESOUND BV
Esdoornlaan 25
4902 TN Oosterhout,
The Netherlands
Tel: +31.1624.24770
Fax: +31.1624.24904

RESOUND AB
Gullbergs Strandgata 6
S-41104 Gothenburg,
Sweden
Tel: +46.31.800.150
Fax: +46.31.800.175

RESOUND-VIENNATONE LTD.
1 Weston Business Park
Weston-on-the-Green
Oxon, United Kingdom
Tel: +44.1869.343500
Fax: +44.1869.343466



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